UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2007

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6300

Pennsylvania	23-6216339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

The Bellevue, 200 South Broad Street, Philadelphia, PA 19102
(Address of principal executive offices, including zip code)

215-875-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

The partnership agreement of PREIT Associates, L.P., the operating partnership of Pennsylvania Real Estate Investment Trust (the "Company"), provides that a holder of Class B units of limited partnership interest may redeem such units at any time after issuance and that, upon a holder's notice of redemption, the Company may elect to acquire the tendered units in exchange for the issuance of a like number of the Company's common shares of beneficial interest. On June 6, 2007, the Company, in its capacity as the general partner of PREIT Associates, L.P., issued 1,580,211 common shares of beneficial interest in exchange for a like number of Class B units of limited partnership interest in PREIT Associates, L.P. The shares were issued to an affiliate of Mark Pasquerilla, a trustee of the Trust. The shares were issued under exemptions provided by Section 4(2) of the Securities Act of 1933 or Regulation D promulgated under the Securities Act as a transaction not involving a public offering.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Real Estate Investment Trust

Date: June 08, 2007	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel